The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the notes and we are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-256716
Subject to Completion, dated November 30, 2022
Preliminary Prospectus Supplement
(To prospectus dated June 2, 2021)
$
Flex Ltd.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
% Notes due 20

We are offering $      aggregate principal amount of    % Notes due 20      (the “notes”). Interest on the notes will accrue from           , 2022 and we will pay interest on the notes on each           and           , beginning on           , 2023. The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior and unsecured debt obligations.
We may redeem some or all of the notes at any time as described and at the applicable redemption prices set forth in this prospectus supplement. We may redeem all of the notes in the event of certain changes affecting taxation as described herein.
We have not applied, and do not intend to apply, for the listing of the notes on any exchange or automated dealer quotation system. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Price to Public(1)		Underwriting Discount		Proceeds, Before Expenses, to Us(1)
Per Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from           , 2022, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about            , 2022.

Joint Book-Running Managers
Barclays	BNP PARIBAS	BofA Securities	US Bancorp
           , 2022

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus we authorize that supplements this prospectus supplement and any other documents to which we refer you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and certain other matters relating to our Company. The second part is the accompanying prospectus, which gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering of the notes. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the notes offered hereby, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Any statement in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the notes offered hereby may not be circulated or distributed, nor may any of the notes offered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where any of the notes offered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes offered hereby pursuant to an offer made under Section 275 of the SFA except:
(1)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law;

(4)
as specified in Section 276(7) of the SFA; or

S-ii

(5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1) of the SFA — The notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
The terms “Flex,” “the Company,” “we,” “us,” “our” and similar terms as used in this prospectus supplement mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
Flex Ltd. files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Flex Ltd. Information about us, including Flex Ltd.’s SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website, except for SEC filings referred to below, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information modified or superseded by information contained directly in this prospectus supplement and the accompanying prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any amendments thereto and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) prior to the termination of this offering:
•
our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC on May 20, 2022, including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 30, 2022 that are specifically incorporated by reference into such Annual Report on Form 10-K (the “2022 10-K”);

•
our Quarterly Reports on Form 10-Q for the quarterly period ended July 1, 2022 filed with the SEC on July 29, 2022 (the “Fiscal 2023 Q1 10-Q”) and for the quarterly period ended September 30, 2022 filed with the SEC on October 31, 2022 (the “Fiscal 2023 Q2 10-Q”); and

•
our Current Reports on Form 8-K filed with the SEC on June 3, 2022, July 22, 2022, August 26, 2022, September 27, 2022 and November 17, 2022.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC through the SEC’s website at the address described under “Where You Can Find More Information.” Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.
You may request a copy of those documents, at no cost, by writing or telephoning us at:
Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 577-4632

S-iv

INDUSTRY AND MARKET DATA
We obtained the market and competitive position data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources and the underwriters do not make any representation as to its accuracy.
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, certain matters contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date they were made. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the risks identified under the section captioned “Risk Factors” in this prospectus supplement and those described in Part I, Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 10-K, and those described in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Fiscal 2023 Q1 10-Q and Fiscal 2023 Q2 10-Q, as updated by quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference in this prospectus supplement. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for our forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other filings with the SEC. See “Where You Can Find More Information.”

S-v

SUMMARY
This summary does not contain all of the information that you should consider before investing in the notes. Prior to making an investment decision, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Overview
Flex is the diversified manufacturing partner of choice that helps market-leading brands design, build and deliver innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, we deliver advanced manufacturing solutions and operate one of the most trusted global supply chains, supporting the entire product lifecycle with fulfillment, after-market, and circular economy solutions for diverse industries including cloud, communications, enterprise, automotive, industrial, consumer devices, lifestyle, healthcare, and energy.
Beginning with the fourth quarter of fiscal year 2022, as a result of the sale of certain Series A preferred units in Nextracker LLC (“Nextracker”) to a third party and our continuing evaluation to separate our Nextracker business and consistent with how our chief operating decision maker allocates resources, assesses performance and makes strategic and operational decisions, we now report Nextracker as a separate operating and reportable segment. Nextracker was previously included in the Industrial reporting unit within the Flex Reliability Solutions segment. Our three operating and reportable segments are:
•
Flex Agility Solutions, which is comprised of the following end markets:

◦
Communications, Enterprise and Cloud, including data infrastructure, edge infrastructure and communications infrastructure;

◦
Lifestyle, including appliances, consumer packaging, floorcare, micro mobility and audio; and

◦
Consumer Devices, including mobile and high velocity consumer devices.

•
Flex Reliability Solutions, which is comprised of the following end markets:

◦
Automotive, including next generation mobility, autonomous, connectivity, electrification, and smart technologies;

◦
Health Solutions, including medical devices, medical equipment, and drug delivery; and

◦
Industrial, including capital equipment, industrial devices, and renewables and grid edge.

•
Nextracker, the leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Nextracker’s products enable solar panels to follow the sun’s movement across the sky and optimize plant performance.

Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our principal corporate office is located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 6201 America Center Drive, San Jose, California 95002, United States. Our telephone number is (65) 6876 9899. Our website address is www.flex.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary is not intended to be complete. For a more detailed description of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Flex Ltd., a company incorporated under the laws of Singapore (Company Registration Number 199002645H).
Notes Offered
$      aggregate principal amount of    % Notes due 20        (the “notes”).
Maturity
The notes will mature on          , 20  , unless earlier redeemed or repurchased.
Interest
The notes will bear interest at a rate of    % per annum, payable in cash on          and          of each year, beginning on          , 2023.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior and unsecured indebtedness, but effectively junior or subordinated to all secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will also be effectively junior or subordinated to all liabilities of our subsidiaries, including any guarantees or preferred stock of our subsidiaries. As of September 30, 2022, after giving pro forma effect to this offering, the redemption of our 5.000% Notes due February 2023 (the “2023 notes”) and our borrowing of $450 million under our 2022 delayed draw term loan facility, we would have had $      billion of total indebtedness, including the notes, substantially all of which was unsecured.
As of September 30, 2022, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $12.6 billion. In addition, in February 2022, we sold Series A preferred units in Nextracker, with an initial aggregate liquidation preference of $500 million, to TPG Rise Flash, L.P. (“TPG Rise”). The preferred units have a dividend rate of 5% per annum, payable semi-annually, up to 100% of which (less an amount necessary to fund TPG Rise’s tax obligations) may be payable in kind during the first two years following the sale, and 50% of which may be payable in kind thereafter. At TPG Rise’s election, Flex Ltd. is required to purchase all of the outstanding preferred units at their liquidation preference, which shall include all contributed but unreturned capital plus accrued but unpaid dividends, at the earlier of certain change in control events and February 1, 2028. Additionally, if Nextracker has not completed a qualified public offering prior to February 1, 2027, then TPG Rise may cause Flex Ltd. to purchase all of the outstanding preferred units at their fair market value (determined by a mutually agreeable third-party appraiser).
Certain Covenants
The terms of the notes restrict our ability and the ability of certain of our subsidiaries to:
•
create liens;

•
enter into sale and leaseback transactions; and

•
consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, these limitations will be subject to a number of important qualifications and exceptions. See “Description of Notes” in this prospectus supplement.
Optional Redemption
Prior to the par call date (as defined in “Description of Notes — Optional Redemption”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes discounted to the redemption date (assuming that the notes matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of Notes — Optional Redemption”) plus    basis points less (b) interest accrued to the date of redemption; and

•
100% of the principal amount of such notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the par call date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
We may redeem all of the notes in the event of certain changes in law affecting taxation as described under the heading “Description of Notes — Optional Redemption in Circumstances Involving Taxation” in this prospectus supplement.
Change of Control
Upon the occurrence of a change of control repurchase event (as defined under “Description of Notes — Repurchase of Notes Upon a Change of Control Repurchase Event” in this prospectus supplement), we will be required to make an offer to repurchase the notes. The repurchase price with respect to the notes will equal 101% of the principal amount of the notes on the date of repurchase plus accrued interest. We may not have sufficient funds available at the time of any change of control repurchase event to make any required debt repayment (including repurchases of the notes). See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase the notes upon a change of control repurchase event” in this prospectus supplement.
Form and Denomination
The notes will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC. Except in the limited circumstances described under “Description of Notes — Certificated Notes,” notes in certificated form will not be issued or exchanged for interests in global securities.

Additional Amounts
Subject to certain exceptions and limitations set forth herein, the indenture governing the notes will provide that any amounts paid, or caused to be paid, by us or our assignee, or any of our successors, under the indenture will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“taxes”) whatsoever imposed, assessed, levied or collected by or on behalf of Singapore, including any political subdivision or taxing authority thereof, or the jurisdiction of incorporation or residence of any of our assignees or any of our successors, or any subsidiary, branch, division or other entity through which we may from time to time direct any payments of principal, premium, if any, and interest on the notes or any political subdivision or taxing authority thereof (an “other jurisdiction”). If deduction or withholding of any taxes shall at any time be required by Singapore or any other jurisdiction, we, our assignee or any relevant successor will, subject to timely compliance by the holders or beneficial owners of the relevant notes with any administrative requirements imposed by the applicable taxing authority, pay or cause to be paid such additional amounts (“additional amounts”) in respect of principal of, premium, if any, or interest, as may be necessary in order that the net amounts paid to the holders of the notes outstanding on the date of the required payment or the trustee under the indenture, as the case may be, pursuant to the indenture, after the deduction or withholding, shall equal the respective amounts that the holder would have received if the taxes had not been withheld or deducted. See “Description of Notes — Payment of Additional Amounts” in this prospectus supplement.
Further Issuances
We may from time to time, without notice to, or the consent of, the holders of notes, increase the principal amount of the notes by issuing additional notes having the same terms and conditions as, and ranking equally and ratably with, the notes in all respects (except for the issue date, the issue price and, if applicable, the initial interest accrual date of such additional notes and the first interest payment date following the issue date of such additional notes). Except as described under “Description of Notes — Modifications and Waivers,” the notes offered hereby and any additional notes will, in each case, be consolidated and form a single series, and will have the same terms as to ranking, redemption, repurchase, waivers, amendments or otherwise, and all holders of notes will vote together as one class on all matters. If any additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, they will have one or more separate CUSIP numbers.
Trading
The notes are a new issue of securities with no established trading market. Accordingly, we cannot assure you as to the development or liquidity of a market for the notes. We do not intend to apply for listing of the notes on any securities exchange or automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making with respect to the notes at any time without notice. See “Risk Factors” and “Underwriting (Conflicts of Interest)” in this prospectus supplement for more information about possible market making by the underwriters.

Trustee
U.S. Bank Trust Company, National Association.
Governing Law
The laws of the State of New York will govern the indenture and the notes.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $      after deducting the underwriting discounts and other offering expenses payable by us. We intend to use the net proceeds together with cash on hand, if necessary, to fund the redemption of the 2023 notes in accordance with the terms of the indenture governing the 2023 notes, with the remaining proceeds, if any, to be used for general corporate purposes, which may include repaying, redeeming or repurchasing outstanding debt and for working capital, capital expenditures and acquisitions. The 2023 notes mature on February 15, 2023 and bear interest at a rate of 5.000% per year. On November 16, 2022, we issued a notice of redemption to redeem all of the outstanding 2023 notes on December 20, 2022. The redemption is not contingent on this offering or the amount of proceeds from this offering. This prospectus supplement does not constitute a notice of redemption in respect of the 2023 notes. We may invest funds not required immediately for these purposes in short-term, interest-bearing and other investment-grade securities. See “Use of Proceeds.”
Conflicts of Interest
We intend to use the net proceeds together with cash on hand, if necessary, to fund the redemption of the 2023 notes in accordance with the terms of the indenture governing the 2023 notes, with the remaining proceeds, if any, to be used for general corporate purposes, which may include repaying, redeeming or repurchasing outstanding debt. Certain of the underwriters (or their affiliates) may hold the 2023 notes and will receive a portion of the proceeds from this offering. In addition, affiliates of Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are lenders under our revolving credit facility and an affiliate of U.S. Bancorp Investments, Inc. is a lender under our 2022 delayed draw term loan facility. The affiliates of these underwriters would receive a portion of the proceeds from this offering if outstanding borrowings under our revolving credit facility or our 2022 delayed draw term loan facility were to be repaid. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of the redemption or any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies. See “Use of Proceeds.”
Risk Factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, before investing in the notes offered hereby.

Summary Historical Consolidated Financial Data
The following tables present our summary historical consolidated financial and other data for the periods and as of the dates indicated. Our summary historical consolidated financial data as of March 31, 2021 and 2022 and for the years ended March 31, 2020, 2021 and 2022 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. Our summary historical consolidated financial data as of September 30, 2022 and for the six months ended September 30, 2022 and October 1, 2021 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. You should read these tables in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the accompanying financial statements and related notes contained in each of our 2022 10-K and our Fiscal 2023 Q2 10-Q, which are each incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of our future performance. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year or any future period.
	Fiscal Year Ended March 31,			Six Months Ended
	2020	2021	2022	October 1, 2021	September 30, 2022
	(In millions)
Consolidated Statement of Operations Data:
Net sales	$24,210	$24,124	$26,041	$12,571	$15,113
Cost of sales	22,681	22,349	24,094	11,625	13,987
Restructuring charges(1)	190	88	15	9	—
Gross profit	1,339	1,687	1,932	937	1,126
Selling, general and administrative expenses	834	817	892	414	486
Intangible amortization	64	62	68	30	43
Restructuring charges(1)	26	13	—	—	—
Operating Income	415	795	972	493	597
Interest, net	174	148	152	70	96
Other charges (income), net(2)	82	(67)	(225)	(181)	(3)
Income before income taxes	159	714	1,045	604	504
Provision for income taxes	71	101	105	62	71
Net income	$88	$613	$940	$542	$433
Net income attributable to redeemable noncontrolling interest	—	—	4	—	12
Net income attributable to Flex Ltd.	$88	$613	$936	$542	$421
	As of March 31,		As of September 30, 2022
	2021	2022
	(In millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,637	$2,964	$2,453
Working capital(3)	3,529	3,626	3,484
Total assets	15,836	19,325	20,623
Total long-term debt, excluding current portion	3,515	3,248	3,081
Total shareholders’ equity	3,436	4,129	4,180

(1)
During fiscal year 2022, we recognized an immaterial amount of restructuring charges, most of which related to employee severance.

During fiscal year 2021, in order to support our strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic would be slower than anticipated, we identified certain structural changes to restructure our business. These restructuring actions eliminated non-core activities primarily within our corporate function, aligned our cost structure with the reorganizing and optimizing of our operations model along our reporting segments, and further sharpened our focus to winning business in end markets where we have competitive advantages and deep domain expertise. During fiscal year 2021, we recognized approximately $101 million of restructuring charges, most of which related to employee severance.
During the first half of fiscal year 2020 in connection with the recent geopolitical developments and uncertainties, primarily impacting one customer in China, we experienced a reduction in demand for products assembled for that customer. As a result, we accelerated our strategic decision to reduce our exposure to certain high-volatility products in both China and India. We also initiated targeted activities to restructure our business to further reduce and streamline our cost structure. During fiscal year 2020, we recognized $216 million of restructuring charges. We incurred cash charges of approximately $159 million, that were predominantly for employee severance, in addition to non-cash charges of $57 million, primarily related to asset impairments.
(2)
During fiscal year 2022, we recognized a $150 million gain related to a certain tax credit upon approval of a “Credit Habilitation” request by the relevant Brazil tax authorities. We also recognized $61 million of equity in earnings, primarily driven by the value increase in certain investment funds.

During fiscal year 2021, we recognized $83 million of equity in earnings, driven by the value increase in certain investment funds primarily resulting from discrete market events including initial public offerings of certain companies included in the funds. Out of the total gain on investment, we realized approximately $48 million of cash proceeds as we sold certain shares received as a distribution from one of the funds’ investments. During fiscal year 2021, and in connection with our ongoing assessment of our investment portfolio strategy, we concluded that the carrying amounts of certain non-core investments were other than temporarily impaired and recognized a $37 million total impairment charge.
During fiscal year 2020, and in connection with our ongoing assessment of our investment portfolio strategy, we concluded that the carrying amounts of certain non-core investments were other than temporarily impaired and recognized a $98 million total impairment charge.
(3)
Working capital is defined as current assets, less current liabilities.

RISK FACTORS
Investing in the notes involves risk. In deciding whether to invest in the notes, you should carefully consider the risks described below and the risks described in Part I, “Item 1A. Risk Factors” in our 2022 10-K , which risk factors are incorporated by reference in this prospectus supplement and the accompanying prospectus, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, results of operations and financial condition may be materially adversely affected and the value of the notes could decline due to any of the risks described below or described in Part I, “Item 1A. Risk Factors” in our 2022 10-K. In addition, we may face risks that are not described below or in Part I, “Item 1A. Risk Factors” in our 2022 10-K, or incorporated by reference in this prospectus supplement and the accompanying prospectus because we are either not presently aware of them or we currently believe that they are not material. Such risks may be harmful to our business and the value or liquidity of the notes and result in the loss of all or part of your investment in the notes.
Risks Related to the Notes
The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, including any guarantees or preferred stock of our subsidiaries.
The notes will not be guaranteed by any of our subsidiaries and will therefore generally be structurally subordinated to any indebtedness, other liabilities and preferred stock of our subsidiaries. As of September 30, 2022, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $12.6 billion. In addition, in February 2022, we sold Series A preferred units in Nextracker, with an initial aggregate liquidation preference of $500 million, to TPG Rise. The preferred units have a dividend rate of 5% per annum, payable semi-annually, up to 100% of which (less an amount necessary to fund TPG Rise’s tax obligations) may be payable in kind during the first two years following the sale, and 50% of which may be payable in kind thereafter. At TPG Rise’s election, Flex Ltd. is required to purchase all of the outstanding preferred units at their liquidation preference, which shall include all contributed but unreturned capital plus accrued but unpaid dividends, at the earlier of certain change in control events and February 1, 2028. Additionally, if Nextracker has not completed a qualified public offering prior to February 1, 2027, then TPG Rise may cause Flex Ltd. to purchase all of the outstanding preferred units at their fair market value (determined by a mutually agreeable third-party appraiser). Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. Our right to receive any assets of any of our subsidiaries, as an equity holder of that subsidiary, upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, and holders of preferred stock, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any mortgage or other liens on the assets of that subsidiary and would be subordinated to any preferred stock or indebtedness of that subsidiary senior to that held by us. In addition, subject to a limited exception, Nextracker generally is restricted from making any distributions to us as long as any Series A preferred units are outstanding.
In addition, our term loan due April 2024, the 2023 notes and our 4.750% Notes due June 2025, which are not currently guaranteed by our subsidiaries, contain contingent future guarantee provisions whereby certain of our subsidiaries may become guarantors of our obligations thereunder. The notes will not have the benefit of any such contingent future guarantee provisions. As a result, if any such guarantee is executed by one or more of our subsidiaries, holders of the notes would not receive the benefit of that guarantee and would therefore be structurally subordinated to any indebtedness that receives the benefit of that guarantee to the extent of the assets of the subsidiaries providing that guarantee.
The notes will be unsecured and will be effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such obligations.
As of September 30, 2022, we had no secured indebtedness, other than capital leases. Although we currently do not have any material amount of secured indebtedness outstanding, we may incur additional secured indebtedness in the future. Holders of any of our future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness, subject to certain rights accorded under the indenture for the notes to become secured pari passu with other secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that is deemed to be of the same ranking as the notes. In that event, because the notes will not be secured by any of our assets (except under the limited rights to be secured pari passu referred to above), it is possible that our remaining assets may not be sufficient to satisfy your claims in full after our secured claims are repaid.
We conduct substantially all of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us.
Because substantially all of our operations are conducted through our subsidiaries, our cash flow and ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by our subsidiaries to, us. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of our subsidiaries to make payments or other distributions to us. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions.
As of September 30, 2022, approximately 30% of our cash and cash equivalents were held by foreign subsidiaries outside of Singapore. Local government regulations may restrict our ability to move cash balances to meet cash needs under certain circumstances. Although substantially all of the amounts held outside of Singapore could be repatriated, under current laws, a significant amount could be subject to income tax withholdings. Repatriation could result in an additional income tax payment; however, for the majority of our foreign entities, our intent is to permanently reinvest these funds outside of Singapore (approximately $1.6 billion as of March 31, 2022) and our current plans do not demonstrate a need to repatriate them to fund our operations in jurisdictions outside of where they are held. Where local restrictions prevent an efficient intercompany transfer of funds, our intent is that cash balances would remain outside of Singapore and we would meet our liquidity needs through ongoing cash flows, external borrowings, or both.
Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on the notes.
As of September 30, 2022, after giving pro forma effect to this offering, the redemption of the 2023 notes and our borrowing of $450 million under our 2022 delayed draw term loan facility, we would have had $      billion of total indebtedness, including the notes, substantially all of which was unsecured. Our ability to make payments on and to refinance our existing and future indebtedness, including the notes, will depend on our current and future ability to generate cash from our operations. Our ability to generate cash from our operations is subject to economic and financial conditions in our industry, the global economy and legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.
A substantial decrease in our operating cash flow or a substantial increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by selling assets, reducing our capital expenditures, refinancing all or a portion of our existing debt or obtaining additional financing. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

We may incur substantial additional indebtedness in the future.
The provisions contained in the agreements relating to our indebtedness, including our term loan due April 2024, our revolving credit facility, our 2022 delayed draw term loan facility, the indenture governing the 2023 notes, the indenture governing our 4.750% Notes due June 2025, the indenture governing our 3.750% Notes due February 2026, the indenture governing our 4.875% Notes due June 2029 and the indenture governing our 4.875% Notes due May 2030 do not completely prohibit us from incurring additional indebtedness, and the amount of indebtedness that we could incur could be substantial. Our loan agreements contain customary restrictions, subject to a number of exceptions and limitations, on our and our subsidiaries’ ability to incur certain debt, enter into sale and leaseback transactions, and incur liens. The loan agreements also require that we maintain a maximum ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization), and a minimum interest coverage ratio. The indentures governing our outstanding senior notes contain covenants, which are subject to a number of significant limitations and exceptions, that restrict our and our subsidiaries’ ability to create liens, enter into sale and leaseback transactions, or, in the cases of certain of our outstanding senior notes, to create, incur, issue, assume or guarantee any funded debt. The indenture governing the notes offered hereby will not prohibit us or our subsidiaries from incurring additional indebtedness, and permits us to incur secured indebtedness subject to the restrictions set forth therein. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, especially if our other indebtedness containing these covenants matures or is repaid prior to its maturity. If we incur additional unsecured senior indebtedness, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. This may have the effect of reducing the amount of proceeds paid to holders of the notes. If we incur additional indebtedness, the related risks that we now face could intensify. As of September 30, 2022, we had no borrowings outstanding under our revolving credit facility and had borrowing availability of $2.5 billion under that facility.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our other indebtedness could result in us being unable to make payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our other indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. Any such default or acceleration could also give the holders of any of our other indebtedness the right to accelerate such indebtedness, which would exacerbate the risks described above.
The negative covenants in the indenture that governs the notes may have a limited effect.
The indenture governing the notes offered hereby will contain limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to create certain liens and enter into certain sale and leaseback transactions. The limitation on liens and limitation on sale and leaseback transactions covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets and additional subsidiary debt and enter into sale and leaseback transactions. See “Description of Notes — Certain Covenants.” In light of these exceptions, holders of the notes may be structurally or contractually subordinated to new lenders.
There may be no trading market for the notes.
The notes will constitute a new issue of securities with no established trading market, and we do not intend to apply for listing of the notes on any securities exchange or automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making with respect to the notes at any time without notice. Accordingly, there can be no assurance regarding any future development of a trading market for the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes. If a trading market were to develop, the notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition, the time to maturity and the outstanding principal amount of the notes, the then-current ratings assigned to the notes and the market for similar securities.
We may not be able to repurchase the notes upon a change of control repurchase event.
As described under “Description of Notes — Repurchase of Notes Upon a Change of Control Repurchase Event” in this prospectus supplement, upon the occurrence of a change of control repurchase event, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest to the date of repurchase. In addition, upon the occurrence of a change of control repurchase event, we also would be required to offer to repurchase our outstanding 2023 notes, our outstanding 4.750% Notes due June 2025, our outstanding 3.750% Notes due February 2026, our outstanding 4.875% Notes due June 2029 and our outstanding 4.875% Notes due May 2030. We may not have sufficient funds at the time of the change of control repurchase event to make the required repurchase of these notes or have the ability to arrange necessary financing on acceptable terms, or at all, especially if credit markets deteriorate due to prolonged market volatility or other macroeconomic factors.
A change of control giving rise to a change of control repurchase event will also be an event of default under the agreements relating to our term loan due April 2024, our HUF bonds, our revolving credit facility and our 2022 delayed draw term loan facility and may be an event of default under our future debt instruments. This event will permit the lenders under these debt agreements to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the notes pursuant to a change of control repurchase event and repay certain amounts outstanding under these debt agreements if such indebtedness is accelerated, we are likely to require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all, especially if credit markets deteriorate due to prolonged market volatility or other macroeconomic factors.
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the notes to decline significantly and increase our cost of borrowing.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.
Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under our credit facilities, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the notes or in the assignment of a rating for the notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the notes to decline significantly and could increase our corporate borrowing costs.
There can be no assurance that the ratings assigned to the notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.

Optional redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption in a comparable security at an effective interest rate as high as that of the notes.
An increase in market interest rates could result in a decrease in the market value of the notes.
In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest such as the notes generally decline in market value. Consequently, if you purchase notes in this offering and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      after deducting the underwriting discounts and other offering expenses payable by us. We intend to use the net proceeds together with cash on hand, if necessary, to fund the redemption of the 2023 notes in accordance with the terms of the indenture governing the 2023 notes, with the remaining proceeds, if any, to be used for general corporate purposes, which may include repaying, redeeming or repurchasing outstanding debt and for working capital, capital expenditures and acquisitions. The 2023 notes mature on February 15, 2023 and bear interest at a rate of 5.000% per year. On November 16, 2022, we issued a notice of redemption to redeem all of the outstanding 2023 notes on December 20, 2022. The redemption is not contingent on this offering or the amount of proceeds from this offering. We may invest funds not required immediately for these purposes in short-term, interest-bearing and other investment-grade securities. Certain of the underwriters (or their affiliates) may hold the 2023 notes and will receive a portion of the proceeds from this offering. In addition, affiliates of Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are lenders under our revolving credit facility and an affiliate of U.S. Bancorp Investments, Inc. is a lender under our 2022 delayed draw term loan facility. The affiliates of these underwriters would receive a portion of the proceeds from this offering if outstanding borrowings under our revolving credit facility or our 2022 delayed draw term loan facility were to be repaid. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of the redemption or any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies. This prospectus supplement does not constitute a redemption notice for the 2023 notes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2022:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale of the notes offered hereby, the redemption of the 2023 notes and our borrowing of $450 million under our 2022 delayed draw term loan facility

You should read this table in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the accompanying financial statements and related notes contained in our Fiscal 2023 Q2 10-Q, which is incorporated by reference into this prospectus supplement.
	As of September 30, 2022
	Actual	As Adjusted
	(unaudited)
	(in millions)
Cash and cash equivalents	$2,453	$
Short-term debt and current portion of long-term debt
Euro term loans(1)	337
5.000% notes due February 2023	500
Other	79
Total short-term debt and current portion of long-term debt	$916	$
Long-term debt, net of current portion
Revolving credit facility(2)	$—	$
Delayed draw term loan facility(3)	—
Term loan due April 2024 – three-month TIBOR plus 0.446%	232
4.750% notes due June 2025	598
3.750% notes due February 2026	688
4.875% notes due June 2029	659
4.875% notes due May 2030	688
% notes due 20 offered hereby(4)	—
3.600% HUF bonds due December 2031	232
Debt issuance costs	(16)
Total long-term debt, net of current portion	$3,081	$
Total debt	$3,997	$
Redeemable noncontrolling interest	$90
Shareholders’ equity
Ordinary shares	$5,852	$
Treasury stock	(388)
Accumulated deficit	(932)
Accumulated other comprehensive loss	(352)
Total shareholders’ equity	$4,180	$
Total capitalization	$8,267	$

(1)
We entered into a Euro term loan agreement on November 29, 2022, under which we expect to borrow €250 million to refinance the €250 million Euro term loan that matures on December 9, 2022. The refinanced borrowing would mature on December 9, 2023.

(2)
As of September 30, 2022, we had no borrowings outstanding under our revolving credit facility and had borrowing availability of $2.5 billion under that facility.

(3)
As of September 30, 2022, we had no borrowings outstanding under our 2022 delayed draw term loan facility.

(4)
Consists of the aggregate principal amount of the notes offered hereby. Estimated issuance costs amounting to $      million have been assumed to be paid in cash and capitalized, and will be amortized over the applicable term of the notes. All other long-term and short-term debt is shown at the respective carrying amounts as reflected on our consolidated balance sheet as of September 30, 2022.

DESCRIPTION OF NOTES
The    % notes due 20      (the “notes”) will constitute a series of debt securities that will be issued under an indenture, dated as of June 6, 2019 (the “base indenture”), as supplemented by a supplemental indenture to be dated as of the date of initial issuance of the notes (the base indenture, as so supplemented, the “indenture”) between Flex and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as successor in interest to U.S. Bank National Association. The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from Flex upon request. References to “Flex,” “we,” “us” and “our” in this section of this prospectus supplement are only to Flex Ltd. and not to any of its subsidiaries.
General
The notes will have the following basic terms:
•
the notes will be senior unsecured obligations of Flex and will rank equally with all other existing and future senior and unsecured debt obligations of Flex, including its Credit Facilities (as defined below);

•
the notes will initially be limited to $      million aggregate principal amount (subject to the rights of Flex to issue additional notes as described under “— Further Issuances” below);

•
the notes will accrue interest at the rate set forth on the cover of this prospectus supplement;

•
the notes will mature on           , 20  , unless redeemed or repurchased prior to that date;

•
interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from           , 2022), payable semiannually in arrears on           and           of each year, beginning on           , 2023;

•
Flex may redeem the notes, in whole or in part, at any time at its option as described and at the redemption prices set forth under “— Optional Redemption,” as well as in the event of changes in taxes as described under “— Optional Redemption in Circumstances Involving Taxation”;

•
Flex may be required to repurchase the notes, in whole or in part, at your option in connection with the occurrence of a “change of control repurchase event” as described under “— Repurchase of Notes Upon a Change of Control Repurchase Event”;

•
the notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
the notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), but in certain circumstances may be represented by notes in definitive form (see “— Form, Denomination and Registration of Notes” below); and

•
the notes will be exchangeable and transferable, at the office or agency of Flex maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on           or           , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and, unless Flex defaults on such payment, no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to the notes, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or in a place of payment.
The notes will not be subject to any sinking fund.
The notes will be subject to defeasance as described under “— Discharge, Defeasance and Covenant Defeasance” below.
Flex may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.
Ranking
The notes will rank equally with all of our other existing and future senior and unsecured indebtedness (as defined below). As of September 30, 2022, after giving pro forma effect to this offering, the redemption of the 2023 notes and our borrowing of $450 million under our 2022 delayed draw term loan facility, Flex would have had $      billion of total indebtedness, including the notes, substantially all of which was unsecured.
A substantial portion of our operations are conducted through our subsidiaries. Our existing and future subsidiaries will not be required to guarantee the notes. Claims of creditors of our subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by our subsidiaries, and claims of preferred stockholders (if any) of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of creditors of Flex, including holders of the notes. As of September 30, 2022, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $12.6 billion. In addition, in February 2022, one of our subsidiaries sold Series A preferred units in Nextracker, with an initial aggregate liquidation preference of $500 million, to TPG Rise. The preferred units have a dividend rate of 5% per annum, payable semi-annually, up to 100% of which (less an amount necessary to fund TPG Rise’s tax obligations) may be payable in kind during the first two years following the sale, and 50% of which may be payable in kind thereafter. At TPG Rise’s election, we are required to purchase all of the outstanding preferred units at their liquidation preference, which shall include all contributed but unreturned capital plus accrued but unpaid dividends, at the earlier of certain change in control events and February 1, 2028. Additionally, if Nextracker has not completed a qualified public offering prior to February 1, 2027, then TPG Rise may cause us to purchase all of the outstanding preferred units at their fair market value (determined by a mutually agreeable third-party appraiser).
The indenture does not limit the amount of indebtedness that we or our subsidiaries may incur.
Payment of Additional Amounts
The indenture will provide that any amounts paid, or caused to be paid, by us or our assignee, or any of our successors, under the indenture will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“taxes”) whatsoever imposed, assessed, levied or collected by or on behalf of Singapore, including any political subdivision or taxing authority thereof, or the jurisdiction of incorporation or residence of any of our assignees or any of our successors, or any subsidiary, branch, division or other entity through which we may from time to time direct any payments of principal, premium, if any, interest, and any other amounts payable on the notes or any political subdivision or taxing authority thereof (an “other jurisdiction”) except to the extent required by applicable law. If deduction or withholding of any taxes shall at any time be required by Singapore or any other jurisdiction, we, our assignee or any relevant successor will, subject to timely compliance by the holders or beneficial owners of the relevant notes with any administrative requirements imposed by the applicable taxing authority, pay or cause to be paid such additional amounts (“additional amounts”) in respect of principal of, premium, if any, interest or any other amounts payable on the relevant notes, as may be necessary in order that the net amounts paid to the holders of the notes outstanding on the date of the required payment or the trustee under the indenture, as the case may be, pursuant to the indenture, after the deduction or withholding (including any deduction or withholding applicable to additional amounts), shall equal the respective amounts that the holder would have received if the taxes had not been withheld or deducted.

However, no additional amounts shall be paid to any holder or beneficial owner for or on account of any of the following:
(1)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the relevant note has or had some connection with Singapore or any other jurisdiction, including that the holder or beneficial owner is or has been a domiciliary, national or resident of, engages or has been engaged in a trade or business, is or has been organized under, maintains or has maintained an office, a branch subject to taxation, or a permanent establishment, or is or has been physically present in Singapore or any other jurisdiction, or otherwise has or has had some connection with Singapore or any other jurisdiction, other than solely the holding or ownership of a note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a note;
(2)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;
(3)   any present or future taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant note;
(4)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Singapore or any other jurisdiction of the holder or beneficial owner of the relevant note, if such compliance is required by a statute or regulation or administrative practice of Singapore, the other jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes;
(5)   any present or future taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant note had been the holder of such note, or (B) which, if the beneficial owner of such note had held the note as the holder of such note, would have been excluded pursuant to any one or combination of clauses (1) through (4) above;
(6)   any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or
(7)   any combination of the above.
All references herein to payments of principal of, premium, if any, and interest on the notes shall be deemed to include any additional amounts that may become payable in respect of the notes.
Optional Redemption
Prior to the par call date (as defined below), Flex may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming that the notes matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus   basis points, less (b) interest accrued to the date of redemption; and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the par call date, Flex may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“par call date” means,      , 20   (   month(s) prior to the maturity date of such notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by Flex after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading)(“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, Flex shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, Flex shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Flex shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Flex’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair in accordance with the depositary’s procedures and any applicable stock exchange’s procedures. No such note of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Except in the case of global notes, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. In the case of global notes, so long as the notes are held by DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A. (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the applicable depositary.

Unless Flex defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Optional Redemption in Circumstances Involving Taxation
We may, at our option, redeem the notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the “tax redemption price”) if a change in tax law occurs.
A “change in tax law” is any change in or any amendment to the laws, including any applicable double taxation treaty or convention (or regulation or ruling promulgated thereunder), of Singapore, or any other jurisdiction, as defined under “— Payment of Additional Amounts,” or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the official position regarding the application or interpretation of such laws, double taxation treaty or convention:
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that becomes effective after the issue date or, in the case of another jurisdiction, on or after a later date on which any of our assignees or the assignee of one of our successor corporations becomes such, as permitted under the indenture; and

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as a result of which, we, our assignee or any relevant successor would be required to make payments of additional amounts on the next succeeding date for the payment thereof following the determination by us, our assignee or any relevant successor that the effect of the change in tax law cannot be avoided through any reasonable measures available to us.

Repurchase of Notes Upon a Change of Control Repurchase Event
If a change of control repurchase event (as defined below) occurs, unless Flex has exercised its right to redeem the notes as described above, Flex will be required to make an offer to each holder of notes to repurchase all or any part (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, provided that no note in an unauthorized denomination may remain outstanding after such repurchase) of such holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Flex, prior to any change of control (as defined below), but after the public announcement of the change of control, Flex will send a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to repurchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.
Flex will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes at the time an offer to repurchase any notes is required pursuant to such provisions, Flex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.
On the repurchase date following a change of control repurchase event, Flex will, to the extent lawful:
(1)   accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;
(2)   deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all the notes or portions of the notes properly tendered (no interest or dividends will be paid on any such deposit); and

(3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by Flex.
The paying agent will disburse to each holder of notes properly tendered the repurchase price for the notes, and Flex shall execute, and the trustee will authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note equal in principal amount to any unpurchased portion of any notes surrendered.
Flex will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Flex and such third-party repurchases all notes properly tendered and not withdrawn under its offer.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Flex and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Flex and the underwriters.
Flex has no present intention to engage in a transaction involving a change of control, although it is possible that Flex could decide to do so in the future. Subject to the limitations discussed below, Flex could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Flex or credit ratings of the notes. Restrictions on the ability of Flex and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Leaseback Transactions,” and “— Certain Covenants — Merger, Consolidation or Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Flex or a highly leveraged or similar transaction involving Flex.
Flex may not have sufficient funds to repurchase all the notes it is required to offer to repurchase upon a change of control repurchase event. In addition, even if it has sufficient funds, Flex may be prohibited from repurchasing the notes under the terms of other agreements relating to Flex’s indebtedness at the time (although Flex currently does not have any agreements precluding any such repurchase of the notes).
Further Issuances
Flex may from time to time, without notice to, or the consent of, the holders of the notes, increase the principal amount of the notes by issuing additional notes having the same terms and conditions as, and ranking equally and ratably with, the notes in all respects (except for the issue date, the issue price and, if applicable, the initial interest accrual date of such additional notes and the first interest payment date following the issue date of such additional notes). Except as described under “— Modifications and Waivers,” the notes and any additional notes will, in each case, be consolidated and form a single series, and will have the same terms as to ranking, redemption, repurchase, waivers, amendments or otherwise, and all holders of the notes will vote together as one class on all matters. If any additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, they will have one or more separate CUSIP numbers.
Certain Covenants
Except as set forth below, neither Flex nor any of its subsidiaries will be restricted by the indenture from:
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incurring any indebtedness or other obligation;

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paying dividends or making distributions on the capital stock (as defined below) of Flex or of such subsidiaries; or

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purchasing or redeeming capital stock of Flex or such subsidiaries.

In addition, Flex will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving Flex or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “— Repurchase of Notes Upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving Flex that may adversely affect holders of the notes, except to the limited extent provided below and under “— Repurchase of Notes Upon a Change of Control Repurchase Event.”
The indenture contains the following principal covenants:
Limitation on Liens
Flex will not, and will not permit any restricted subsidiary (as defined below) to create, incur or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (including guarantees, as defined below) of Flex, any restricted subsidiary, or any other person, including, without limitation, indebtedness under the Credit Facilities, without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the notes (together with, if Flex so determines, any other indebtedness of Flex or such restricted subsidiary then existing or thereafter created which is not subordinate to the notes) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. In the case of the Credit Facilities, such obligation shall arise concurrently with the grant of any lien thereunder, whether or not any indebtedness will be outstanding under the Credit Facilities at such time. Any lien created for the benefit of the holders of the notes pursuant to this paragraph shall provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to secure the notes.
Except in the case of any lien granted under the Credit Facilities, the foregoing restriction will not, however, apply to the following:
(i)   liens on property or assets of Flex or any restricted subsidiary existing on the date of the original issuance of the notes;
(ii)   liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Flex or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Flex or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Flex or any other restricted subsidiary;
(iii)   liens on property or assets of Flex or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Flex or any restricted subsidiary;
(iv)   liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Flex or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price and/or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Flex or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Flex or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, operated, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof and the capital stock of any person formed to own such property or assets);
(v)   liens which secure indebtedness owing by (a) Flex to a restricted subsidiary or (b) any subsidiary to Flex or to a restricted subsidiary;
(vi)   liens on the property of Flex or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property, including liens to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;
(vii)   statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;
(viii)   liens for taxes, assessments or governmental charges that are not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;
(ix)   zoning restrictions, easements, rights of way or defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Flex or any restricted subsidiary and liens of a landlord, lessor or lessee under operating leases to which Flex or a restricted subsidiary is a party;
(x)   customary deposit or reserve arrangements entered into in connection with acquisitions;
(xi)   liens incurred in the ordinary course of business securing indebtedness under any interest rate agreement (as defined below), currency agreement (as defined below) or other similar agreement designed to protect Flex or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value;
(xii)   liens incurred (a) in connection with workers’ compensation, unemployment insurance, pensions, social security or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations (as defined below) incurred in the ordinary course of business consistent with industry practice or customs, penalty or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;
(xiii)   liens on receivables, leases, receivables assets (as defined below) or other financial assets incurred in connection with a permitted receivables transaction (as defined below);
(xiv)   judgment liens against Flex or any restricted subsidiary not giving rise to an event of default and liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings;
(xv)   liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $250,000,000 arising in connection with (a) so-called “synthetic leases” or “tax retention operating leases,” or (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Flex or a restricted subsidiary;
(xvi)   liens (x) arising in connection with the administration and operation of deposit accounts of Flex or any Flex subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein, (y) arising out of cash management, netting or set-off arrangements made by banks or financial institutions and Flex or any Flex subsidiaries in the ordinary course of business, or over any asset held with a clearing house and (z) arising by operation of law or by agreement in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of set-off, revocation, refund or chargeback against money or instruments of Flex or any subsidiary of Flex (as defined below) on deposit with or in possession of such bank to secure the payment of bank fees and other amounts owing in the ordinary course of business;
(xvii)   liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods, inventory or equipment covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;
(xviii)   liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;
(xix)   any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby;
(xx)   the interest of a licensor under any license of intellectual property in the ordinary course of business;
(xxi)   liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the disposition of such assets by Flex or any Flex subsidiary;
(xxii)   call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to (w) investments in joint ventures, partnership and the like, (x) investments consisting of equity issued by suppliers and other venture capital or similar direct investments, (y) ownership of undivided interests in assets subject to a joint ownership or similar agreement or (z) assets acquired in original equipment manufacturing divestiture transactions or similar acquisitions and arising in favor of the original seller or transferor of such assets (or their respective affiliates) pursuant to or in connection with master services, manufacturing services or supply arrangements entered into in connection therewith;
(xxiii)   liens in favor of customers or vendors of Flex or any of its subsidiaries on any inventory or equipment acquired or held by Flex or any of its subsidiaries in the ordinary course of business to secure the purchase price of such inventory or such equipment, as applicable, or to secure other obligations owing to customers or vendors that are incurred solely for the purpose of financing or funding the acquisition of such inventory or such equipment (including liens in favor of customers of Flex or any of its subsidiaries securing amounts pre-funded by such customer for the sole purpose of acquiring inventory or equipment pursuant to the contractual arrangements with such customer), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, that, no such lien shall extend to or cover any properties of any character other than the inventory or equipment being acquired (and any accessions or additions thereto, and proceeds thereof), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the lien being extended, renewed or replaced; and
(xxiv)   liens in favor of the noteholders pursuant to the indenture.
Except in the case of any lien granted under the Credit Facilities (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the notes apply), the restriction on liens on property or assets of Flex or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Flex or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Flex and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xxiv) above) plus attributable debt (as defined below) of Flex and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in “— Limitation on Sale and Leaseback Transactions” below, that would otherwise be subject to the restrictions described below under “— Limitation on Sale and Leaseback Transactions” (not including any such sale and leaseback transaction permitted under paragraph (i) in “— Limitation on Sale and Leaseback Transactions” below in reliance on an exception set forth in paragraphs (i) through (xxiv) of this “Limitations on Liens” covenant) does not at the time such indebtedness is incurred exceed an amount equal to the greater of $1,500,000,000 and 15% of consolidated net tangible assets (as defined below).
For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Flex, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xxiv) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.
For the purposes of the “Limitation on Liens” covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve indebtedness in an amount equal to the lesser of (x) the fair market value (as determined in good faith by Flex) of the asset subject to such lien and (y) the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.
Limitation on Sale and Leaseback Transactions
Flex will not, and will not permit any restricted subsidiary to, enter into any arrangement after the date of the original issuance of the notes with any bank, insurance company or other lender or investor (other than Flex or another restricted subsidiary) providing for the leasing by Flex or any such restricted subsidiary for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions) of any property or assets which (x) at the time of such lease have been or are to be owned by Flex or a restricted subsidiary for more than 180 days and (y) have been or are to be sold or transferred by Flex or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “sale and leaseback transaction”), unless either:
(i)   Flex and its restricted subsidiaries would be entitled, pursuant to the provisions described in the “Limitation on Liens” covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt in respect of such sale and leaseback transaction without equally and ratably securing the notes; or
(ii)   Flex, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Flex) to the retirement of notes or other funded debt, as defined below, of Flex (other than funded debt subordinated to the notes) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Flex or a restricted subsidiary, other than the notes, voluntarily retired by Flex or a restricted subsidiary within 180 days after such sale or transfer, excluding in the case of both (a) and (b), retirement pursuant to any mandatory prepayment or by payment at maturity.
Merger, Consolidation or Sale of Assets
The indenture provides that Flex may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Flex, unless:
(a)   (1) in the case of a consolidation, merger, combination or amalgamation, Flex is the entity surviving such event, or (2) in the case that Flex consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the notes, and the performance of Flex’s obligations under the indenture, including, if any notes are then secured pursuant to the indenture, any collateral documents relating thereto, and the notes issued thereunder;
(b)   immediately after giving effect to such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and
(c)   certain other conditions are met.
Restrictions Upon Reincorporating, Merging or Consolidating into a Subject Country
The indenture provides that we may not consolidate or merge with or into, whether or not we are the surviving corporation, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions (a “subject transaction”) to another corporation, person or entity unless it satisfies specified conditions. If the surviving or resulting transferee, lessee or successor person (the “successor corporation”) in a subject transaction is incorporated in any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a “subject country”), then we must satisfy the conditions specified in the clauses below as promptly as practicable, but no later than 60 days following the date of the subject transaction:
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we shall have delivered to the trustee an opinion of counsel (as specified in the indenture) as to the continued validity, binding effect and enforceability of the indenture and the notes and to the further effect that the counsel is not aware of any pending change in, or amendment to, the laws, or any regulations promulgated thereunder, of any subject country in which the proposed successor corporation is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any subject country is a party, which, in any such case, would permit the successor corporation to redeem the notes as described above under “— Optional Redemption in Circumstances Involving Taxation,” it being understood that the counsel may, in rendering the opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and we may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

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we shall have delivered to the trustee a certificate signed by two executive officers of the successor corporation as to the continued validity, binding effect and enforceability of the indenture and the notes; and

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the successor corporation shall, promptly but no later than 60 days following the date of the subject transaction, consent to the jurisdiction of the Courts of the State of New York.

In the event of any subject transaction in which the successor corporation is organized and existing under the laws of a subject country, we will indemnify and hold harmless the holder of each note from and against any and all present and future taxes, levies, imposts, charges and withholdings, including, without limitation, estate, inheritance, capital gains and other similar taxes, and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the notes, the indenture or any other agreement relating to calculations to be performed with respect to the notes or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had the subject transaction not occurred.
Enforceability of Judgments
A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. Any judgment obtained in the U.S. against us or any successor person, including judgments with respect to payments on the notes, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.
SEC Reports
At any time that Flex is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities (including any notes) issued under the base indenture are outstanding, Flex will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such documents are filed via such system, though the trustee shall have no obligation to determine whether such filings have been made.
Events of Default
Each of the following is an “event of default” under the indenture with respect to the notes:
(i)   default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;
(ii)   default in payment of principal or any premium with respect to the notes, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;
(iii)   default in the performance, or breach, of any covenant, warranty or agreement of Flex in the indenture with respect to the notes (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than the notes), and the continuance of such default or breach for a period of 90 days after delivery of written notice to Flex by the trustee or to Flex and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;
(iv)   there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Flex or any significant subsidiary (as defined below) having an outstanding principal amount of $225,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
(v)   Flex or any of its significant subsidiaries shall fail within 60 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $225,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith; or
(vi)   certain events of bankruptcy, insolvency or reorganization of Flex or any of its significant subsidiaries.
The indenture provides that the trustee may withhold notice to the holders of the notes of the occurrence of a default with respect to the notes (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.
The indenture provides that if an event of default with respect to the notes of the type described in clause (vi) with respect to Flex (but not any of its significant subsidiaries) shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the notes then outstanding will become immediately due and payable. The indenture provides that if any other event of default with respect to the notes shall have occurred and be continuing, then, either the trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal amount of all the notes and any accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded by the holders of a majority in principal amount of the notes.
The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered the trustee security or indemnity satisfactory to the trustee. Subject to the foregoing, holders of a majority in aggregate principal amount of the debt securities then outstanding under the base indenture affected (including the affected notes), voting together as a single class, shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the base indenture or exercising any trust or power conferred on the trustee with respect to such debt securities. The indenture requires the annual filing with the trustee of a certificate by Flex as to whether or not it is in default under the terms of the indenture. Flex is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default in respect of any series of notes or any event which after notice or lapse of time or both would constitute an event of default, its status and what actions Flex intends to take in connection therewith.
Notwithstanding any other provision of the indenture, the right of any holder of any note to receive payment of the principal of and premium, if any, and interest, if any, on the notes on or after the respective due dates therefor (as provided for in the notes) and to bring suit for enforcement of any such payment, on or after such respective dates shall not be impaired without the consent of such holder.
Definitions
The indenture includes the following defined terms:
“attributable debt” means, as to any particular lease under which any person is at the time of determination liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, Assistant Treasurer and the Controller of Flex), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).
“capital stock” means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.
“change of control” means the occurrence of any of the following:
(1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Flex and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Flex or one of its subsidiaries;
(2)   the adoption of a plan relating to Flex’s liquidation or dissolution;
(3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Flex or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Flex’s voting stock (as defined below) or other voting stock into which Flex’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(4)   Flex consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Flex, in any such event pursuant to a transaction in which any of the voting stock of Flex or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of Flex outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person (held in substantially the same proportions) immediately after giving effect to such transaction; or
(5)   the first day on which a majority of the members of the board of directors of Flex are not continuing directors (as defined below).
This “change of control” definition includes a disposition of all or substantially all of the property and assets of Flex and its subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of the notes may require Flex to make an offer to repurchase the notes as described above.
“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“consolidated net tangible assets” means the total of all assets reflected on the most recent consolidated balance sheet of Flex and its consolidated subsidiaries filed by Flex pursuant to “— SEC Reports,” prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Flex and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Flex and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination (which excluded amount includes, for the avoidance of doubt, the portion of such debt maturing during the last year thereof notwithstanding that such debt may then be characterized as short-term debt), all as reflected on such consolidated balance sheet of Flex and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.
“consolidated subsidiary” means, at any date, any subsidiary or other entity, the accounts of which would be consolidated with those of Flex in its consolidated financial statements if such statements were prepared as of such date.
“continuing directors” means, as of any date of determination, any member of the board of directors of Flex who (1) was a member of such board of directors on the issue date; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.
“Credit Facilities” means the Credit Agreement, dated as of July 19, 2022, by and among Flex and certain of its subsidiaries, from time to time party thereto, as borrowers, Bank of America, N.A., as Administrative Agent, an L/C Issuer and a Swing Line Lender, and the other L/C Issuers, Swing Line Lenders and Lenders party thereto, and any amendment, extension, renewal, increase, decrease, substitution or replacement (other than the notes) of such facility or any such substitution or replacement.
“currency agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement.
“funded debt” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.
“generally accepted accounting principles” or “U.S. GAAP” means generally accepted accounting principles which were in effect and adopted by Flex during its fiscal year ended March 31, 2019. At any time after the issue date, Flex may elect to apply International Financial Reporting Standards as issued by the International Account Standards Board (“IFRS”) in lieu of U.S. GAAP and, upon any such election, references herein to U.S. GAAP or generally accepted accounting principles shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of U.S. GAAP for periods that include fiscal quarters ended prior to Flex’s election to apply IFRS shall remain as previously calculated or determined in accordance with U.S. GAAP.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
“indebtedness” means (a) any liability of Flex or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a drawn upon letter of credit or bank guaranty, (2) evidenced by a bond, note, debenture or similar instrument (other than liabilities for the deferred purchase price of property evidenced by a bond, note, debenture or similar instrument to the extent (i) such liability has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (iv) under “Events of Default” above, the non-payment of such liability is subject to a good faith dispute, including by virtue of a bona fide right of set-off), (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement (excluding any purchase price adjustments, earn-out or similar arrangements) made in connection with the acquisition of any businesses, properties or assets of any kind (other than payment obligations consisting of accounts payable for property or the deferred purchase price of property to the extent (i) such payment obligation has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (iv) under “Events of Default” above, the non-payment of such payment obligation is subject to a good faith dispute, including by virtue of a bona fide right of set-off), (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Flex or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements (but only the net liability thereunder, if any), to the extent not otherwise included in this definition (other than any currency agreements or interest rate agreements entered into in connection with a bona fide hedging operation that provides offsetting benefits to Flex or any of its subsidiaries); (b) any liability of others of a type described in the preceding clause (a) to the extent that Flex or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), (y) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory, or (z) any liability arising from a permitted receivables transaction. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for any purpose hereunder.
“interest rate agreement” means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.
“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Flex.
“issue date” means the date of initial issuance of the notes offered hereby.
“lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.
“Moody’s” means Moody’s Investors Service Inc. and any successor to its rating agency business.
“permitted receivables transaction” means any transaction or series of transactions entered into by Flex or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases, receivables assets or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, receivables assets or other financial assets (whether now existing or arising in the future) of Flex or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, receivables assets or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, receivables assets or other financial assets or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.
“person” means any individual, corporation, partnership, joint venture, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“rating agency” means (1) each of Moody’s and S&P; and (2) if Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Flex, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by Flex (as certified by a resolution of the board of directors of Flex) as a replacement agency for Moody’s or S&P, as the case may be.
“ratings event” means that the notes cease to be rated by both rating agencies as investment grade on any day within 60 days after the earlier of (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Flex to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) (the “trigger period”). If either rating agency is not providing a rating of the notes on any day during the trigger period for any reason, the rating of such rating agency shall be deemed to have ceased to be rated investment grade during the trigger period.
“receivables assets” means accounts receivable, indebtedness and other obligations owed to or owned by Flex or any restricted subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or other obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a sale, factoring, financing or securitization transaction involving accounts receivable.
“restricted subsidiary” means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting equity of which is legally and beneficially owned by Flex or its wholly owned restricted subsidiaries at such time; provided, however that any subsidiary designated as an “Unrestricted Subsidiary” under the Credit Facilities shall not be a restricted subsidiary.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.
“significant subsidiary” means any significant subsidiary as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC; provided, however that any subsidiary designated as an “Unrestricted Subsidiary” under the Credit Facilities shall not be a significant subsidiary.
“subsidiary of Flex” means any corporation, association or other business entity of which at the time of determination Flex or one or more Flex subsidiaries owns or controls more than 50% of the shares of voting equity.
“surety obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Flex or any of its restricted subsidiaries and one or more surety providers, for the benefit of Flex’s or any restricted subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.
“voting equity” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
“wholly owned restricted subsidiary” means, at any time, any restricted subsidiary, 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by Flex and/or any one or more of Flex’s other wholly owned restricted subsidiaries at such time.
Discharge, Defeasance and Covenant Defeasance
Upon the direction of Flex, the indenture shall cease to be of further effect (subject to the survival of certain provisions thereof, including Flex’s obligation to pay additional amounts and certain rights of the trustee) when (i) either (a) all of the outstanding notes have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Flex has irrevocably deposited with the trustee, in trust, funds in U.S. dollars, in an amount sufficient to pay the entire indebtedness on the notes in respect of principal (and premium, if any) and interest to the date of such deposit (if the notes have become due and payable) or to the maturity or redemption of the notes, as the case may be, (ii) Flex has paid or deposited funds for the payment of all other sums payable under the indenture with respect to the notes and (iii) certain other conditions are met. Flex will remain obligated, following such deposit, to pay additional amounts to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.
The indenture provides that Flex may elect either to defease and be discharged from (i) any and all obligations with respect to the notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, and to maintain an office or agency in respect of the notes, and the obligation to pay the trustee’s fees and expenses and indemnify the trustee) (“defeasance”) or (ii) certain restrictive covenants, if any, in the indenture, and any omission to comply with such obligations shall not constitute a default or an event of default (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for such purpose, of an amount, in U.S. dollars, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the notes provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Flex (in the exercise of its sole discretion), any such additional amounts with respect to) the notes, and any mandatory payments thereon, on the scheduled due dates therefor or, the applicable redemption date, as the case may be.
Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Flex is a party or by which it is bound, (ii) no event of default or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) Flex has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Flex, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.
“government obligations” means securities which are (i) direct obligations of the U.S. where the payment or payments thereunder are supported by the full faith and credit of the U.S. or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S., and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.
Modifications and Waivers
The indenture contains provisions permitting Flex and the trustee thereunder, with the consent of the holders of at least a majority in principal amount of the debt securities outstanding under the indenture affected (including the notes), voting together as a single class, to modify or amend any of the provisions of the indenture and the notes, provided that no such modification or amendment shall, without the consent of the holder of each outstanding note issued under the indenture so affected, among other things:
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change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to the notes or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to the notes;

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adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any notes are payable;

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affect the ranking, or with respect to collateral the priority or security, of the notes (other than as expressly permitted in the indenture), in a manner adverse to the holders of such notes;

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impair the holder’s right to institute suit to enforce the payment of such notes on or after the stated maturity thereof; or

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reduce the aforesaid percentage in principal amount of notes, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Flex and the trustee, without the consent of the holders of the notes (or any other debt security outstanding under the base indenture), to modify or amend the indenture in order, among other things:
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to add to the covenants of Flex in the indenture for the benefit of the holders of the notes or to surrender any right or power conferred upon Flex by the indenture;

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to add to the events of default or the covenants of Flex for the benefit of the holders of the notes;

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to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

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to secure or guarantee the notes;

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to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of notes issued thereunder in any material respect; or

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to conform any provision of the indenture to this “Description of Notes.”

The holders of a majority in aggregate principal amount of the debt securities outstanding under the base indenture affected (including the notes), voting together as a single class, may, on behalf of all holders of such debt securities, waive any past default with respect to all the notes (or other debt securities) and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to any notes (or other series of debt securities) outstanding under the base indenture or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of such outstanding notes (or other debt securities).
Form, Denomination and Registration of Notes
The notes will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of both global notes and certificated notes, as further provided below.
The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before the selection of notes pursuant to a notice of redemption or offer to purchase of notes to be redeemed or purchased pursuant to an offer to purchase the notes, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of the note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an offer to purchase the notes is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.
No service charge will be imposed in connection with any transfer or exchange of any note, but Flex may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Global Notes
A global note or global notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.
Flex will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.
Payments of principal and interest under each global note will be made to DTC or its nominee as the registered owner of such global note. Flex expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Flex also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Flex, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.
Certificated Notes
Unless and until they are exchanged, in whole or in part, for notes in certificated form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Flex will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:
•
Flex advises the trustee in writing that DTC has notified Flex that DTC is no longer willing or able to discharge its responsibilities properly with respect to the notes or that DTC is no longer a registered clearing agency or in good standing under the Exchange Act, or any other applicable statute or regulation, and the trustee or Flex is unable to locate a qualified successor within 90 days;

•
an event of default has occurred and is continuing under the indenture with respect to the notes and a beneficial owner of such notes requests that its beneficial interest in a global note be exchanged for notes in physical, certificated form; or

•
Flex, at its option, elects to terminate the book-entry system through DTC with respect to the notes.

Same Day Settlement and Payment
The indenture will require that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, Flex will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified at least 15 days prior to the applicable date for such payment, by mailing a check to the applicable holder’s registered address as set forth in the note register.
The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Flex expects that secondary trading in any certificated notes will also be settled in immediately available funds.
Regarding the Trustee
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, is the trustee under the indenture and has also been appointed by Flex to act as registrar, transfer agent and paying agent for the notes. An affiliate of the trustee is an underwriter of this offering.

MATERIAL TAX CONSEQUENCES
This summary is of a general nature and is included in this prospectus supplement solely for informational purposes. It is not intended to be, nor should it be construed as being, legal or tax advice. No representation regarding the consequences to any particular purchaser of the notes is made. Prospective purchasers should consult their own tax advisers regarding their particular circumstances and the effects of state, local or foreign, including Singapore, tax laws to which they may be subject.
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain United States federal income tax consequences of owning and disposing of the notes that may be relevant to investors in the notes purchased in this offering at the issue price, which we assume will be the price indicated on the cover of this prospectus supplement. This discussion is not a complete analysis or description of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular investors in light of their personal circumstances or to persons that are subject to special tax rules, including, but not limited to: dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, banks, financial institutions, insurance companies, tax-exempt organizations, partnerships or other pass-through entities (or persons that hold the notes through partnerships or other pass-through entities), persons subject to alternative minimum tax, individual retirement and other deferred accounts, persons that own the notes as part of a straddle, conversion or other integrated transaction for tax purposes, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under section 451 of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, or U.S. expatriates.
As used herein, the term “U.S. holder” means a beneficial owner of a note, who is, for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes. As used herein, the term “Non-U.S. holder” is any beneficial owner that is not a U.S. holder. If an entity or arrangement taxable as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner (or other owner) will depend on the status of the partner (or other owner) and the activities of the partners (or other owners) and the entity. Such partner (or other owner) is encouraged to consult its own tax advisors regarding the ownership and disposition of the notes.
This discussion is directed solely at investors that hold their notes as capital assets and who acquire notes in this offering at the initial offering price. This discussion is based on the provisions of the Code, Treasury regulations, published administrative rulings and guidance, and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Any of the authorities on which this discussion is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this section. This discussion does not address the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. This section does not discuss any tax consequences arising under the U.S. federal estate and gift tax laws or the laws of any state, local or other taxing jurisdiction.
THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

U.S. Holders
Taxation of Interest and Additional Amounts
The gross amount of interest and any additional amounts paid on the notes generally will be includable in the gross income of a U.S. holder as ordinary interest income in accordance with its method of tax accounting. Interest and any additional amounts generally will constitute income from sources outside the United States. It is expected and this disclosure assumes that the notes will be issued with less than a statutorily defined de minimis amount of original issue discount for U.S. federal income tax purposes. Subject to generally applicable limitations, a U.S. holder may elect to claim either a deduction or foreign tax credit in computing its U.S. federal income tax liability for certain foreign taxes it paid. On December 28, 2021, new Treasury regulations pertaining to foreign tax credits were publicly released that, among other things, impose new limitations on the non-U.S. income taxes (including withholding taxes) for which a foreign tax credit can be claimed. Corrections with respect to the new Treasury regulations were published on July 27, 2022, and additional proposed Treasury regulations pertaining to foreign tax credits were publicly released on November 18, 2022. We have not determined whether these limitations will be met with respect to withholding taxes, if any, withheld from interest paid with respect to the notes. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit and source of income rules to income attributable to the notes.
There are circumstances in which we might be permitted or required to accelerate payments on the notes, including pursuant to an offer to repurchase notes, and circumstances in which we might be required to pay amounts in excess of stated interest or principal on the notes, for instance, as described in “Description of Notes — Repurchase of Notes Upon a Change of Control Repurchase Event.” We have determined and intend to take the position that the possibility of such acceleration and additional payments will not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Our determination that the notes are not contingent payment debt instruments is binding on all holders (including U.S. holders) for U.S. federal income tax purposes unless they disclose their contrary positions to the Internal Revenue Service (“IRS”) in the manner required by applicable Treasury regulations. Our determination that the notes are not contingent payment debt instruments is not, however, binding on the IRS. The IRS may take a contrary position to this position and may treat the notes as contingent payment debt instruments under the applicable Treasury regulations, which could affect the timing and character of income, gain or loss from holding or disposing of the notes. If the IRS were to successfully assert a contrary position, a U.S. holder may be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments for U.S. federal income tax purposes. U.S. holders should consult their own tax advisers concerning this position.
Sale, Exchange, or Other Taxable Disposition of Notes
Upon the sale, exchange, or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid stated interest, which will be taxable as interest income to the extent not previously included in income) and the U.S. holder’s tax basis in the note. A U.S. holder’s initial tax basis in a note will equal the amount it paid for the note. A U.S. holder’s adjusted basis in a note generally will be its cost decreased by any payment on the note other than payments of stated interest. Generally, such gain or loss will be treated as long-term capital gain or loss if the note has been held for more than one year at the time of the disposition of the note. Net long-term capital gains of non-corporate U.S. holders, including individuals, currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Medicare Contribution Tax
Certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% tax on “net investment income” including, among other things, interest and net gain from disposition of property (other than property held in a trade or business). U.S. holders are encouraged to consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.
Foreign Financial Asset Reporting
Certain U.S. holders may be required to report their holding of certain foreign financial assets, including debt of foreign entities and accounts maintained in a foreign financial institution, if the aggregate value of all of these assets exceeds U.S. $50,000 or other applicable thresholds. The notes are expected to constitute foreign financial assets subject to these requirements unless the notes are held in an account at a domestic financial institution. U.S. holders should consult their tax advisors regarding the application of this reporting requirement.
Non-U.S. Holders
Non-U.S. holders will generally not be subject to U.S. federal income tax on payments of interest and additional amounts with respect to the notes, unless such interest and additional amounts are effectively connected to such Non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such Non-U.S. holder) and certain other conditions are met. A Non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the sale, exchange or disposition of a note unless (i) the gain is effectively connected with its trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such Non-U.S. holder), or (ii) if it is an individual, such Non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or disposition and certain other conditions are met.
If a Non-U.S. holder is described in clause (i) above, it generally will be subject to tax on the net gain derived from the sale, redemption or other taxable disposition of the notes at U.S. federal ordinary income tax rates. In addition, if a Non-U.S. holder is a foreign corporation, it may be subject to an incremental branch profits tax at a rate of 30% (or lesser rate under an applicable income tax treaty). A Non-U.S. holder that is an individual described in clause (ii) above will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the net U.S.-source gain derived from the sale, redemption or other taxable disposition.
Backup Withholding and Information Reporting
Payments with respect to the notes (for example, principal, interest and proceeds from the sale of the notes) may be subject to information reporting to the IRS and U.S. backup withholding. Generally, information reporting and backup withholding will apply to payments on the notes to noncorporate beneficial owners of the notes made in the United States or through certain U.S. or U.S.-related intermediaries. Certain beneficial owners of notes (including corporations) are not subject to backup withholding, provided they establish an exemption. A U.S. holder will generally be subject to information reporting and backup withholding if it is not otherwise exempt and any of the following conditions exist: (1) such U.S. holder fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number; (2) the IRS notifies the payor that such U.S. holder furnished an incorrect TIN; (3) the payor is notified by the IRS that such holder is subject to backup withholding because the U.S. holder has previously failed to properly report payments of interest or dividends; or (4) such holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding. Non-U.S. holders may be subject to information reporting and may also be subject to backup withholding unless they comply with applicable certification procedures to establish that they are not U.S. persons.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. holder’s or Non-U.S. holder’s U.S. federal income tax liability and may be refunded, provided that the required information is timely furnished to the IRS. You should consult your own tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption.

Singapore Tax Considerations
The following summary addresses only the income tax laws of the Republic of Singapore in force and effect as of the date hereof and is intended as a general guide only. The statements below are general in nature and are based on certain aspects of current tax laws in Singapore in force as at the date of this prospectus supplement and are subject to any changes in such laws, or the interpretation of those laws, occurring after such date, which changes could be made on a retroactive basis. Neither these statements nor any other statements in this prospectus supplement are intended or are to be regarded as advice on the tax position of any holder of the notes or of any person acquiring, selling or otherwise dealing with the notes or on any tax implications arising from the acquisition, sale or other dealings in respect of the notes. The statements made herein do not purport to be a comprehensive or exhaustive description of all the tax considerations that may be relevant to a decision to subscribe for, purchase, own or dispose of the notes and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of the notes are advised to consult their own tax advisors as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of the notes, including, in particular, the effect of any foreign, state or local tax laws to which they are subject. It is emphasized that none of us, the joint book-running managers and any other persons involved with the offering of the notes accepts responsibility for any tax effects or liabilities resulting from the subscription for, purchase, holding or disposal of the notes.
Withholding Tax
Subject to the provisions of any applicable tax treaty (there is currently no tax treaty between Singapore and the United States), non-resident taxpayers, namely individuals not residing in, or corporations not managed and controlled in Singapore, which derive income under Section 12(6) of the Income Tax Act 1947 of Singapore (“ITA”) (which includes interest, commissions, fees or other payments in connection with any loan or indebtedness) (“interest”) from Singapore, are subject to a withholding tax on that income at a rate of 15%, subject to some exceptions. Interest payments made by us under the notes will not be subject to withholding tax in Singapore if:
•
such payments are not borne, directly or indirectly, by a person who is a tax resident in Singapore (except in respect of any business carried on outside Singapore through a permanent establishment outside Singapore) or a permanent establishment in Singapore (“Singapore Person”);

•
such payments are not deductible against any income accruing in or derived from Singapore; and

•
none of the proceeds of the notes are brought into or used in Singapore.

We intend to make interest payments through our Bermuda branch. Accordingly, such interest payments under the notes will not be subject to withholding tax in Singapore, as long as such interest payments are not borne, directly or indirectly, by a Singapore Person and are not deductible against income derived from Singapore and the proceeds of the notes are not brought into or used in Singapore.
Capital Gains
Singapore does not impose tax on capital gains (i.e., gains which are considered to be capital in nature) but imposes tax on income. Hence, any gains considered to be in the nature of capital made from the sale or disposal of the notes will not be taxable in Singapore. However, any gains from such sale or disposal of the notes which are gains from any trade, business, profession or vocation carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature.
In addition, holders of the notes who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 — Financial Instruments: Recognition and Measurement (“FRS 39”), Financial Reporting Standard 109 — Financial Instruments (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as the case may be) (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of the notes is made. Please see the section below on “Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes.”

Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes
Section 34A of the ITA provides for the tax treatment for financial instruments in accordance with FRS 39 (subject to certain exceptions and “opt-out” provisions) to taxpayers who are required to comply with FRS 39 for financial reporting purposes. The Inland Revenue Authority of Singapore (“IRAS”) has also issued a circular entitled “Income Tax Implications Arising from the Adoption of FRS 39 — Financial Instruments: Recognition & Measurement.”
FRS 109 or SFRS(I) 9 (as the case may be) is mandatorily effective for annual periods beginning on or after 1 January 2018, replacing FRS 39. Section 34AA of the ITA requires taxpayers who comply or who are required to comply with FRS 109 or SFRS(I) 9 for financial reporting purposes to calculate their profit, loss or expense for Singapore income tax purposes in respect of financial instruments in accordance with FRS 109 or SFRS(I) 9 (as the case may be), subject to certain exceptions. The IRAS has also issued a circular entitled “Income Tax: Income Tax Treatment Arising from Adoption of FRS 109 — Financial Instruments.”
Holders of the notes who may be subject to the tax treatment under Sections 34A or 34AA of the ITA should consult their own accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding or disposal of the notes.
Bermuda Tax Considerations
We intend to make interest payments through our Bermuda branch. There is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax or other tax on any payment to be made by us on the notes.
The notes will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance pursuant to this offering.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions contained in an underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, for whom Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives, we have agreed to sell to each of the underwriters, and each underwriter has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$
BNP Paribas Securities Corp.
BofA Securities, Inc.
U.S. Bancorp Investments, Inc.

Total	$
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters propose initially to offer the notes to certain dealers at a price that represents a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not in excess of    % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:
Paid by Us
Per Note		%
Total	$
Expenses associated with this offering to be paid by us, other than the underwriting discounts, are estimated to be approximately $       million.
We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making with respect to the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.
In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of the notes to be purchased by the underwriters in this offering, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market price of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
From time to time in the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. For example, affiliates of certain of the underwriters are lenders or agents under our revolving credit facility and our 2022 delayed draw term loan facility, and U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described in “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds together with cash on hand, if necessary, to fund the redemption of the 2023 notes in accordance with the terms of the indenture governing the 2023 notes, with the remaining proceeds, if any, to be used for general corporate purposes, which may include repaying, redeeming or repurchasing outstanding debt. Certain of the underwriters (or their affiliates) may hold the 2023 notes and will receive a portion of the proceeds from this offering. In addition, affiliates of Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are lenders under our revolving credit facility and an affiliate of U.S. Bancorp Investments, Inc. is a lender under our 2022 delayed draw term loan facility. The affiliates of these underwriters would receive a portion of the proceeds from this offering if outstanding borrowings under our revolving credit facility or our 2022 delayed draw term loan facility were to be repaid. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of the redemption or any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).
Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph I of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where any notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired any notes pursuant to an offer made under Section 275 of the SFA, except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Notification under Section 309B(1) of the SFA — The notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in France
Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifíes) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier,

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public a l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621- 8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Switzerland
Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of

Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus shall constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and the offering of the notes is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Australia
This prospectus supplement and the accompanying prospectus:
(i)
does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

(ii)
has not been, and will not be, lodged with the Australian Securities and Investments Commission (the “ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

(iii)
does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

(iv)
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The notes may not be, directly or indirectly, offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any notes may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.
As any offer of notes under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes, you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with the ASIC.

LEGAL MATTERS
Certain legal matters with respect to the notes will be passed upon for us with respect to New York law by Venable LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for us with respect to Singapore law by Allen & Gledhill LLP. Certain legal matters with respect to the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.
EXPERTS
The consolidated financial statements of Flex Ltd. as of March 31, 2022 and 2021, and for each of the three years in the period ended March 31, 2022, incorporated by reference in this prospectus supplement by reference to Flex Ltd.’s Annual Report on Form 10-K for the year ended March 31, 2022, and the effectiveness of Flex Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended July 2, 2021, October 1, 2021, July 1, 2022 and September 30, 2022, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended July 1, 2022 and September 30, 2022 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PROSPECTUS
Flex Ltd.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
Ordinary Shares
Debt Securities

We or certain selling securityholders may offer and sell from time to time, in one or more offerings, ordinary shares or debt securities or any combination thereof. Any series of debt securities may be convertible into or exchangeable for our ordinary shares.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms and prices of any securities to be offered, and the specific manner in which they may be offered, in one or more supplements to this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest.
Our securities may be offered directly or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any securities, we will disclose their names and the nature of the arrangement with them in the applicable prospectus supplement.
Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol “FLEX.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement and under similar headings in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2021.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The terms “Flex,” “the Company,” “we,” “us,” “our” and similar terms as used in this prospectus mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings, and selling securityholders may sell our ordinary shares from time to time in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
This prospectus has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA.
Where any of the securities registered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities registered hereby pursuant to an offer made under Section 275 of the SFA except:
(1)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)   where no consideration is or will be given for the transfer;
(3)   where the transfer is by operation of law;

(4)   as specified in Section 276(7) of the SFA; or
(5)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notification under Section 309B(1) of the SFA — Unless otherwise stated in the relevant prospectus supplements, the securities registered hereby are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
FLEX LTD.
We are the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across approximately 30 countries and responsible, sustainable operations, we deliver technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
In the first quarter of fiscal year 2021, we made certain changes in our organizational structure as part of our strategy to further drive growth, efficiency and productivity with two focused and complementary delivery models, Flex Agility Solutions and Flex Reliability Solutions. We now report our financial performance based on these two reportable segments:
•
Flex Agility Solutions (“FAS), which is comprised of the following end markets:

◦
Communications, Enterprise and Cloud, including data infrastructure, edge infrastructure and communications infrastructure;

◦
Lifestyle, including appliances, consumer packaging, floorcare, micro mobility and audio; and

◦
Consumer Devices, including mobile and high velocity consumer devices.

•
Flex Reliability Solutions (“FRS”), which is comprised of the following end markets:

◦
Automotive, including autonomous, connectivity, electrification, and smart technologies;

◦
Health Solutions, including medical devices, medical equipment and drug delivery; and

◦
Industrial, including capital equipment, industrial devices, renewable including our Nextracker business, grid edge, and power systems.

The FAS segment is optimized for speed to market based on a highly flexible supply and manufacturing system. The FRS segment is optimized for longer product lifecycles requiring complex ramps with specialized production models and critical environments.
Our customers include many of the world’s leading technology, healthcare, automotive, and industrial companies. We are focused on establishing long-term relationships with our customers and have been successful in expanding relationships to incorporate additional product lines and services.
Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our principal corporate office is located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 6201 America Center Drive, San Jose, California 95002 U.S.A. Our telephone number is (65) 6876 9899.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Information about us, including our SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website, except for SEC filings referred to below, is not incorporated by reference into this prospectus or any accompanying prospectus supplement and should not be considered part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus the documents listed below and any amendments thereto and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act, or the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the SEC on May 19, 2021 (the “2021 10-K”); and

•
the description of our ordinary shares contained in our Registration Statement on Form 8-A/A filed with the SEC on October 23, 2006, as further amended by Exhibit 4.14 (Description of Registrant’s Securities) to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on May 28, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, we are not incorporating into this prospectus any document or information deemed to have been furnished and not filed in accordance with SEC rules. You (or any beneficial owner) can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described under “Where You Can Find More Information.” Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus.
You may request a copy of those documents, at no cost, by writing or telephoning us at:
Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 577-4632
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, certain matters contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are, or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date they were made. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the risks identified in any accompanying prospectus supplement and those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 10-K, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for our forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”). Some of our officers and directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts and there can be no assurance as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.
There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law doctrine of obligation. In addition, Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under the civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. Such a determination has yet to be made by any Singapore court. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.
RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from, and discussed in Part I, “Item 1A. Risk Factors” in our 2021 10-K, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any securities we may offer and any applicable free writing prospectus may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. The risks described in our filings with the SEC, the applicable prospectus supplement or any applicable free writing prospectus are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be not material also may materially and adversely affect our business, financial condition and/or operating results.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. Pending these uses, we may invest the net proceeds temporarily. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.
We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.
DESCRIPTION OF ORDINARY SHARES
The following description of our ordinary shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the ordinary shares that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares that we or certain securityholders may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement. The following description of our ordinary shares and provisions of our Constitution are summaries and are qualified in its entirety by reference to applicable Singapore law and our Constitution, a copy of which has been filed as Exhibit 3.01 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2019 filed with the SEC on October 30, 2019.
References to “Flex,” “we,” “us” and “our” in this “Description of Ordinary Shares” are only to Flex Ltd. and not to any of its subsidiaries.
Ordinary Shares
Our share capital consists of ordinary shares, with no par value per ordinary share. There is no authorized share capital under Singapore law. There is a provision in our Constitution to enable us to issue shares with preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise as our directors may determine, subject to the provisions of the Singapore Companies Act and every other act for the time being in force concerning companies and affecting our company (collectively, the “Statutes”) and our Constitution and without prejudice to any special right previously conferred on the holders of any existing shares or class of shares. All ordinary shares presently issued are fully paid and existing shareholders are not subject to any calls on ordinary shares. All ordinary shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares.
New Shares
Under applicable Singapore law and our Constitution, new shares may be issued only with the prior approval from our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:
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the conclusion of the next annual general meeting;

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the expiration of the period within which the next annual general meeting is required by law to be held; or

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the subsequent revocation or modification of approval by our shareholders acting at a duly convened meeting.

Subject to this approval, and the provisions of the Statutes and our Constitution, the directors may allot and issue new shares to such persons on such terms and conditions and with the rights and privileges annexed thereto as such general meeting resolving upon the creation thereof shall direct and if no direction be given as the directors shall determine.
Shareholders
Only persons who are registered in our Register of Members are recognized under Singapore law as shareholders of our company with legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We may close the Register of Members at any time and for one or more periods, but the register may not be closed for an aggregate of more than thirty days in any calendar year.
Transfer of Ordinary Shares
Subject to applicable securities laws in relevant jurisdictions and our Constitution, our ordinary shares are freely transferable. The directors may in their absolute discretion decline to register any transfer of shares on which we have a lien and, in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve, provided, however, that as required by the Singapore Companies Act the directors shall, within 30 days beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal. Shares may be transferred by a duly signed instrument of transfer in the usual common form or in any other form which the directors may approve. The directors may decline to register any instrument of transfer unless, among other things, it is presented for registration together with a certificate of payment of stamp duty (if any), the share certificate(s) to which the transfer relates and such other evidence as they may reasonably require to show the right of the transferor to make the transfer. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.
Re-election of Directors
Under article 94 of our Constitution, at each annual general meeting, all of the directors shall retire from office. Under article 95 of our Constitution, retiring directors are eligible for re-election. Under article 90 of our Constitution, any director holding office as a Chief Executive Officer (or an equivalent position) shall, while he or she continues to hold that office, be subject to retirement as the other directors. Under article 100 of our Constitution, our board of directors may appoint any person either to fill a casual vacancy or as an additional director. A director appointed by our board of directors under article 100 of our Constitution shall retire from office at the next annual general meeting after his or her appointment in accordance with article 94 of our Constitution, and is eligible for re-election at that annual general meeting.
Shareholders’ Meetings
We are required to hold an annual general meeting within six months after the end of our fiscal year. Under our Constitution, any general meeting other than the annual general meeting is called an “extraordinary general meeting”. The directors may convene an extraordinary general meeting whenever they think fit, and they must also do so upon the written request of shareholders representing not less than one-tenth of the paid-up shares as at the date of the deposit of the written request (disregarding paid-up shares held as treasury shares) carries the right of voting at general meetings. In addition, two or more shareholders holding not less than one-tenth of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.
Unless otherwise required by law or by our Constitution, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which at least fourteen days’ written notice is given) and voting on such resolution in person or by proxy. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which not less than 21 days’ written notice specifying the intention to propose the resolution as a special resolution has been duly given) and voting on such resolution in person or by proxy, is necessary for certain matters under Singapore law, such as an alteration of our Constitution.
Voting Rights
Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is entitled to vote and who is present in person or by proxy or attorney or, in the case of a corporation, by a representative at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney or, in the case of a corporation, by a representative, has one vote for every share of which such shareholder holds or represents. A poll may be demanded by any of:
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the chairman of the meeting;

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not less than three shareholders who are entitled to vote at the meeting and who are present in person or by proxy or by attorney or in the case of a corporation by a representative;

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any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than five (5) percent of the total voting rights of all shareholders entitled to vote at the meeting; or

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any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and holding shares conferring the right to vote where the aggregate sum paid up on such shares is not less than five (5) percent of the total sum paid up on all the shares conferring the right to vote.

Dividends
At a general meeting, our shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of our profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any shares (no such shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.
Bonus and Rights Issues
In a general meeting, our shareholders may, upon the recommendation of the directors, by ordinary resolution:
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issue bonus shares to the shareholders for which no consideration is payable to us, in proportion to their shareholdings; or

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capitalize any reserves or profits as bonus shares to the shareholders in proportion to their shareholdings.

The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the ordinary shares are listed.
Takeovers
The acquisition of our ordinary shares is regulated by the SFA and the Singapore Code on Take-overs and Mergers.
Under the Singapore Code on Take-overs and Mergers, where:
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any person acquires whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by parties acting in concert with such person) carry 30% or more of the voting rights of a company; or

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any person who, together with parties acting in concert with such person, holds not less than 30% but not more than 50% of the voting rights and such person, or any party acting in concert with such person, acquires in any period of six months additional shares carrying more than 1% of the voting rights, such person is required to extend a mandatory take-over offer for the remaining voting shares of the company. The Securities Industry Council is empowered to waive compliance with this requirement. Subject to certain exceptions, a mandatory take-over offer made must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or any party acting in concert with such person for voting rights of the offeree company during the offer period and within six months prior to its commencement.

Liquidation or Other Return of Capital
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Indemnity
As permitted by the laws of Singapore, our Constitution provides that, subject to the Statutes, our directors and officers will be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Except as permitted under the Singapore Companies Act, directors and officers may not be indemnified by our company against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our company.
Limitations on Rights to Hold or Vote Ordinary Shares
There are no limitations imposed by the laws of Singapore or by our Constitution on the right of non-resident shareholders to hold or vote ordinary shares.
Transfer Agent
Our transfer agent is Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000.
DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture, between us and U.S. Bank National Association, as trustee (as amended and supplemented from time to time, the “indenture”), or any successor trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.
The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus forms a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the debt securities and the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. This summary may not contain all information that you may find useful. You should review the indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part for additional information.
As used in this description of debt securities, “Flex,” “we,” “us,” and “our,” refer solely to Flex Ltd. and not to any of its subsidiaries.
General
We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:
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the title of the debt securities and ranking (including the terms of any subordination provisions);

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal and premium, if any, of the debt securities is payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

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the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

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if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any such purpose;

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whether the debt securities will be issued in global form, and, in such case, the identity of the depositary for such debt securities;

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any trustees, authenticating agents or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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whether the debt securities are convertible or exchangeable into, cash, ordinary shares or other equity securities or other assets or property of Flex or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

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the currency in which payments shall be made, if other than U.S. dollars;

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any deletion from, modification of or addition to the events of default or covenants provided for with respect to the debt securities;

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any provisions granting special rights to holders when a specified event occurs;

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any provision of the debt securities that would determine payments on the debt securities by reference to an index or a formula;

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any special tax implications of the debt securities;

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whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus; and

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any and all additional, eliminated or changed terms that will apply to the debt securities.

The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time.
Flex may from time to time, without notice to, or the consent of, the holders of debt securities of a particular series, increase the principal amount of debt securities of that series by issuing additional debt securities of that series having the same terms and conditions as, and ranking equally and ratably with, debt securities of that series in all respects (except for the issue date, the issue price and, if applicable, the initial interest accrual date of such debt securities and the first interest payment date following the issue date of such additional debt securities). If such additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. Whether or not such additional debt securities are so fungible, the debt securities of any series and any additional debt securities of such series will be treated as a single series for all other purposes under the indenture, and all holders of debt securities of such series will vote together as one class on all matters with respect to such series of debt securities.
Merger, Consolidation or Sale of Assets
The indenture provides that Flex may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Flex, unless:
(a) (1) in the case of a consolidation, merger, combination or amalgamation, Flex is the entity surviving such event, or (2) in the case that Flex consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, and any premium and interest on, all of the debt securities, and the performance of Flex’s obligations under the indenture, including, if any debt securities are then secured pursuant to the indenture, any collateral documents relating thereto, and the debt securities issued thereunder;
(b) immediately after giving effect to such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and
(c) certain other conditions are met.
Restrictions Upon Reincorporating, Merging or Consolidating into a Subject Country
The indenture provides that we may not consolidate, merge, combine or amalgamate with or into any other person, whether or not we are the surviving corporation, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other person, or permit any other person to consolidate, merge, combine or amalgamate with or into us (a “subject transaction”) unless we satisfy specified conditions. If the surviving or resulting transferee, lessee or successor person (the “successor entity”) in a subject transaction is incorporated in any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a “subject country”), then we must satisfy the conditions specified in the clauses below as promptly as practicable, but no later than 60 days following the date of the subject transaction:
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we shall have delivered to the trustee an opinion of counsel (as specified in the indenture) as to the continued validity, binding effect and enforceability of the indenture and the debt securities and to the further effect that the counsel is not aware of any pending change in, or amendment to, the laws, or any regulations promulgated thereunder, of any subject country in which the proposed successor entity is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such subject country is a party, which, in any such case, would permit the successor entity to redeem the debt securities pursuant to any optional redemption upon changes in tax laws provided for under the indenture or any supplemental indenture, it being understood that the counsel may, in rendering the opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and we may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

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we shall have delivered to the trustee a certificate signed by two executive officers of the successor entity as to the continued validity, binding effect and enforceability of the indenture and the debt securities; and

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the successor entity shall, promptly but no later than 60 days following the date of the subject transaction, consent to the jurisdiction of the federal or state courts located in the Borough of Manhattan in the City of New York.

In the event of any subject transaction in which the successor entity is organized and existing under the laws of a subject country, we will indemnify and hold harmless the trustee and each holder of the debt securities from and against any and all present and future taxes, levies, imposts, charges and withholdings, including, without limitation, estate, inheritance, capital gains and other similar taxes, and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the debt securities, the indenture or any other agreement relating to calculations to be performed with respect to the debt securities or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had the subject transaction not occurred.
Enforceability of Judgments
A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. Any judgment obtained in the U.S. against us or any successor person, including judgments with respect to payments on debt securities, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.
SEC Reports
At any time that Flex is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities issued under the indenture are outstanding, Flex will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such documents are filed via such system, though the trustee shall have no obligation to determine whether such filings have been made.
Events of Default
Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:
(i) default in the payment of any interest on that series of debt securities when the same becomes due and payable, and continuance of such default for a period of 30 days;
(ii) default in payment of principal of that series of debt securities, when due upon maturity, acceleration or redemption or otherwise;
(iii) default in the performance, or breach, of any other covenant, warranty or agreement of Flex in the indenture with respect to such series of debt securities, and the continuance of such default or breach for a period of 90 days after delivery of written notice to Flex by the trustee or to Flex and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of all affected series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture; or
(iv) certain events of bankruptcy, insolvency or reorganization of Flex.

The indenture provides that the trustee may withhold notice to the holders of the debt securities of the applicable series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.
The indenture provides that if an event of default arising from specified events of bankruptcy, insolvency or reorganization shall have occurred and be continuing, then the principal of, and accrued and unpaid interest on the debt securities of each series then outstanding will become immediately due and payable. The indenture provides that if any other event of default with respect to a series of debt securities shall have occurred and be continuing, then, either the trustee or the holders of at least 25% in principal amount of the debt securities of all affected series then outstanding may declare the principal amount of all the debt securities of each such series and any accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded by the holders of a majority in principal amount of such series of debt securities.
The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities unless such holders of the applicable series have offered the trustee security or indemnity satisfactory to the trustee. Subject to the foregoing, holders of a majority in aggregate principal amount of the debt securities then outstanding under the indenture affected, voting together as a single class, shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to such debt securities. The indenture requires the annual filing with the trustee of a certificate by Flex as to whether or not it is in default under the terms of the indenture. Flex is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default in respect of any series of debt securities or any event which after notice or lapse of time or both would constitute an event of default, its status and what actions Flex intends to take in connection therewith.
Notwithstanding any other provision of the indenture, the right of any holder of any debt security to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on or after the respective due dates therefor and to bring suit for enforcement of any such payment, on or after such respective dates shall not be impaired without the consent of such holder.
Discharge, Defeasance and Covenant Defeasance
Upon the direction of Flex, the indenture shall cease to be of further effect as to a particular series of debt securities (subject to the survival of certain provisions thereof) when (i) either (a) all of the outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Flex has irrevocably deposited with the trustee, in trust, funds in U.S. dollars or government obligations, in an amount sufficient to pay the entire indebtedness on the debt securities of such series in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity or redemption of the debt securities of such series, as the case may be, (ii) Flex has paid or deposited funds for the payment of all other sums payable under the indenture with respect to such series of debt securities and (iii) certain other conditions are met.
The indenture provides that Flex may elect either to defease and be discharged from (i) any and all obligations with respect to a series of debt securities (except for, among other things, the obligations to register the transfer or exchange of the applicable series of debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series, and to maintain an office or agency in respect of the debt securities of such series, and the obligation to pay the trustee’s fees and expenses and indemnify the trustee) (“defeasance”) or (ii) certain covenants in the indenture as well as any additional covenants so specified in the applicable supplemental indenture, and any omission to comply with such obligations shall not constitute a default or an event of default (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for such purpose, of an amount, in U.S. dollars, and/or government obligations, which will provide money, in an amount sufficient to pay the principal of and any premium and any interest on the debt securities of the applicable series, on the scheduled due dates therefor or, the applicable redemption date, as the case may be.
Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which Flex is a party or by which it is bound, (ii) no event of default shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) Flex has delivered to the trustee either (x) a ruling received from or published by the Internal Revenue Service to the effect that the beneficial owners of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, or (y) an opinion of counsel (as specified in the indenture) based on a change in applicable U.S. federal income tax law occurring after the date of the indenture to the same effect as the ruling described in clause (x) above.
Modifications and Waivers
The indenture contains provisions permitting Flex and the trustee thereunder, with the consent of the holders of at least a majority in principal amount of the debt securities outstanding under the indenture affected, voting together as a single class, to modify or amend any of the provisions of the indenture and the debt securities, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:
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reduce the rate of or change the time for payment of interest on the debt securities of such series;

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reduce the principal amount, or extend the fixed maturity, of the debt securities of such series;

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reduce any redemption price or repurchase price of such series of debt securities or amend or modify in any manner adverse to the holders of such series our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

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make any debt security of such series payable in money other than that stated in such debt security or other than in accordance with the provisions of the indenture;

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impair the right of any holder of such series of debt securities to receive payment of principal or interest on the debt securities of such series on or after the due dates therefor, including waiving any default with respect to the payment of principal or interest thereon, or to institute suit for the enforcement of any payment on or with respect to the debt securities of such series on or after such due dates;

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change the ranking of the debt securities of such series in a manner adverse to the holders of such series; or

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reduce the aforesaid percentage in principal amount of such debt securities, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Flex and the trustee, without the consent of the holders of the applicable series of debt securities (or any other debt security outstanding under the indenture), to modify or amend the indenture in order, among other things:
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to add to the covenants of Flex in the indenture for the benefit of the holders of any series of debt securities or to surrender any right or power conferred upon Flex by the indenture;

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to add to the events of default for the benefit of the holders of any series of debt securities;

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to evidence and provide for a successor trustee with respect to the debt securities of any series, or to add to or change any provisions of the indenture to the extent necessary to appoint a separate trustee for a specific series of debt securities;

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to secure or guarantee a series of debt securities;

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to cure any ambiguity or defect, or correct or supplement any provision therein which may be inconsistent with any other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture and not adversely affect the rights of the holders of any debt securities issued thereunder in any material respect; or

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to conform the text of the indenture or the debt securities of any series to any provision of the “Description of Notes” section or equivalent section of any prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the debt securities of such series were offered.

The holders of a majority in aggregate principal amount of the debt securities outstanding under the indenture affected, voting together as a single class, may, on behalf of all holders of such debt securities, waive any past default with respect to all such debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities outstanding under the indenture or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of such outstanding debt securities.
Global Securities
We will issue each series of debt securities as one or more global securities in book-entry form only, unless we specify otherwise in a prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each global security will be registered in the name of a financial institution or its nominee that we select and deposited with its custodian. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.
Under the indenture, only the person in whose name a debt security is registered on the books of the trustee or other registrar under the indenture is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary or its nominee. Flex expects that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. Flex also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Flex, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION
The following describes generally the various methods we or the selling securityholders, if applicable, may use to distribute the securities offered under this prospectus from time to time. Each prospectus supplement will describe the particular plan of distribution for the securities offered under that prospectus supplement.
We or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
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to or through underwriters or dealers;

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in short or long transactions;

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directly to a limited number of purchasers or to a single purchaser;

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through agents;

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through a combination of any of these methods of sale;

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through any other methods described in the applicable prospectus supplement.

The applicable prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We or the selling securityholders, if applicable, may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities issued pursuant to this prospectus and the applicable prospectus supplement, other than our ordinary shares, which are listed on The Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities with respect to Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Venable LLP, New York, New York. Certain legal matters with respect to the issuance and sale of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$
Flex Ltd.
    % Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Barclays	BNP PARIBAS	BofA Securities	US Bancorp

           , 2022